UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On June 28, 2000, the Company announced that it has completed the previously announced sale of 7,299,270 common shares by the Company. The issue was priced at Cdn $4.11 per common share for total gross proceeds of Cdn $30 million. In addition, half warrants will be issued to the purchasers of common shares of the Company that are purchased as part of the offering. In the event that all of the warrants are exercised, the Company will issue an additional 3,649,635 common shares resulting in gross proceeds of Cdn. $16,642,335.60.

See press release attached as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on June 28, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Vice-President, Finance and Controller
(Principal Accounting Officer)